SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2007
WHEELING-PITTSBURGH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50300	55-0309927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1134 Market Street, Wheeling, WV	26003
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (304) 234-2400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On March 16, 2007, Wheeling-Pittsburgh Corporation (the ”Company”) entered into an Agreement and Plan of Merger and Combination (the “Agreement”) with Esmark Incorporated (“Esmark”), Clayton Acquisition Corporation (“New Esmark”), Wales Merger Corporation, a wholly owned subsidiary of New Esmark (“WPC Merger Sub”), and Clayton Merger, Inc., a wholly owned subsidiary of New Esmark (“Esmark Merger Sub”).
Background:
In July of 2006, Esmark initiated a proxy contest for the election of its proposed director nominees at the Company’s 2006 annual meeting and stated its intention, if successful in the election of the Esmark nominees to the Company’s Board of Directors, to appoint a new management team and to present a proposal to the Company’s Board of Directors to combine Esmark and the Company. At the Company’s annual stockholders meeting held on November 17, 2006, the Company’s stockholders elected all of the Esmark director nominees and re-elected the two representatives of the United Steelworkers. Upon certification of the election results on November 30, 2006, the newly elected Board of Directors was installed and the Company’s new Board of Directors elected James P. Bouchard as Chairman of the Board of Directors and Chief Executive Officer of the Company and Craig T. Bouchard as Vice Chairman of the Board of Directors and President of the Company effective December 1, 2006. James P. Bouchard and Craig T. Bouchard are co-founders and minority stockholders of Esmark and serve as Esmark’s Chairman and Chief Executive Officer and Esmark’s Vice Chairman and President, respectively. Esmark is a value added provider of steel services and, from time to time, may buy the Company’s products.
On November 30, 2006, Esmark submitted a proposal to the Company to combine the Company and Esmark, and on December 5, 2006, the Company’s Board of Directors appointed a special committee comprised of five of its non-executive independent directors (the “Special Committee”) to evaluate the Esmark proposal, the previously executed merger agreement with Companhia Siderúrgica Nacional (“CSN”) and any other third-party merger proposals. The Special Committee retained its own legal counsel and UBS Investment Bank as investment banking advisor to assist in its evaluation of the Esmark proposal. The Special Committee and its advisors conducted extensive due diligence with respect to Esmark and the Esmark proposal.
By letter dated December 12, 2006, CSN terminated its merger agreement with the Company and withdrew its enhanced proposal publicly announced November 6, 2006.
The Special Committee determined that the transactions contemplated by the Agreement, including the combination of the Company and Esmark, are in the best interests of the Company and the stockholders of the Company, and unanimously recommended that the Company’s Board of Directors approve the combination. Subsequently, the Board of Directors of the Company unanimously approved and declared advisable the Agreement, including the combination of the Company and Esmark, and determined that the Agreement and the transactions contemplated thereby, including the combination, are in the best interests of the Company and the stockholders of the Company. Esmark’s Board of Directors has also unanimously approved and declared advisable the Agreement and the transactions contemplated thereby.
The Agreement:
The Agreement contemplates transactions by which the Company and Esmark will become wholly owned subsidiaries of the new holding company, New Esmark. Subject to the terms and conditions of the Agreement WPC Merger Sub will merge with and into the Company (the “WPC Merger”). Simultaneous with the WPC Merger, Esmark Merger Sub will merge with and into Esmark (the “Esmark Merger”). Upon or prior to consummation of the combination, New Esmark will be renamed “Esmark Incorporated” and Esmark will be renamed “Esmark Steel Service Group, Inc.”
The WPC Merger will result in each issued and outstanding share of common stock of the Company being converted into a right to receive one share of common stock of New Esmark. In addition to that share for share exchange option, the Company’s stockholders may elect to receive a share of common stock of New Esmark plus (1) a put right allowing the stockholder to put back to New Esmark within a ten day period each of the shares of New Esmark that were issued to such stockholder in the exchange for $20.00 per share, subject to a maximum of $150.0 million being paid for all exercised put elections, or (2) a right to purchase, within a ten day period, one additional share of New Esmark common stock at $19.00 per share for each share of the Company’s stock that was exchanged by such stockholder, subject to a maximum of $200.0 million worth of New Esmark common stock (at such $19.00 price) being purchased under the purchase rights. Both the put and rights elections are subject to proration if the elections exceed the specified amounts.
As a condition to the closing of the Agreement, those funds managed by Franklin Mutual Advisers, LLC that are stockholders of Esmark (collectively, “Franklin”) and the Company are required to enter into a standby purchase agreement (the “Standby Agreement”) that will require Franklin to purchase any of the foregoing unexercised purchase rights (up to a maximum of $200.0 million) and that, in any event, will obligate the Company to provide Franklin a minimum of $50.0 million in purchase rights. In each case, Franklin’s purchase rights would be exercisable at a $19.00 per share price.
As a result of the Esmark Merger and in exchange for all of the issued and outstanding shares of Esmark stock, Esmark stockholders would receive 17.5 million shares of New Esmark common stock in the aggregate, plus additional shares of New Esmark common stock for any new equity raised by Esmark prior to May 15, 2007 (the “Additional Esmark Equity”).
Upon the effective time of the combination, the directors of New Esmark shall be comprised of thirteen directors, consisting of all eleven directors of the Company as of the date of the Agreement and two designees of Esmark. James P. Bouchard will be the Chairman of the Board and Chief Executive Officer of New Esmark and Craig T. Bouchard will be the Vice Chairman of the Board and President of New Esmark.
The Company has made customary representations and warranties and covenants in the Agreement, including, among others, covenants:
•	governing the conduct of business by the Company pending the closing of the transactions contemplated by the Agreement;

•	not to solicit takeover proposals or, subject to certain exceptions, furnish information to or enter into discussions or negotiations with third parties regarding takeover proposals;

•	subject to certain exceptions, for the Company’s Board of Directors to recommend that the Company stockholders adopt the Agreement; and

•	to cause a meeting of the Company’s stockholders to be held to consider the approval of the Agreement.
Esmark has made customary representations and warranties and covenants in the Agreement, including, among others, covenants:
•	governing the conduct of business by Esmark pending the closing of the transactions contemplated by the Agreement;

•	that the Additional Esmark Equity shall not exceed $100 million without the consent of the Company acting though the Special Committee;

•	for Esmark’s Board of Directors to recommend that Esmark’s stockholders approve and adopt the Agreement; and

•	to submit the Agreement to the Esmark’s stockholders for approval.
Closing on the transactions called for in the Agreement is conditioned on, among other customary conditions:
•	the accuracy of the representations and warranties (subject generally to a material adverse effect standard);

•	the adoption of the Agreement by the stockholders of the Company and the stockholders of Esmark;

•	expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•	shares of New Esmark common stock being approved for listing on The New York Stock Exchange or The NASDAQ Stock Market;

•	the agreement by the Company and Esmark on the amount of any Additional Esmark Equity;

•	the net working capital of Esmark must equal or exceed $100 million plus the amount of any Additional Esmark Equity; and

•	the execution of the Standby Agreement as well as a registration rights agreement with Franklin regarding any shares of New Esmark purchased pursuant to the Standby Agreement.
The Agreement also contains provisions that provide for its termination in certain circumstances. In the event the Company terminates the Agreement pursuant to a superior proposal received from a third party, the Company has agreed to pay Esmark’s expenses (up to $2 million in the aggregate), and upon termination of the Agreement for any reason, the Company has agreed to reimburse, to the extent that it has not already done so, Esmark for all of Esmark’s fees and expenses in connection with the proxy solicitation for the Company’s 2006 annual meeting (as long as such reimbursement is permitted under Delaware law and the reimbursement amount will not exceed the amount of such fees and expenses which were presented to the Special Committee or which are otherwise agreed to in writing by the Special Committee).
A copy of the Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement.
In connection with the Agreement, the Company and New Esmark expect to file with the Securities and Exchange Commission (the “SEC”) a registration statement containing a preliminary proxy statement and prospectus. The Company urges its stockholders to read the proxy statement and prospectus in its entirety when it becomes available because it will contain important information regarding the transactions called for in the Agreement.
When filed, the proxy statement and prospectus will be available at no charge at the SEC’s website at http://www.sec.gov.
FORWARD-LOOKING STATEMENTS CAUTIONARY LANGUAGE
The Agreement has been included in this filing to provide investors with information regarding its respective terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described in this filing, the Agreement is not intended to be a source of factual, business or operational information about the parties thereto.
The representations, warranties, covenants and agreements made by the parties to the Agreement are made as of specific dates and are qualified and limited, including by information in disclosure schedules that the parties exchanged in connection with the execution of the Agreement. Moreover, certain of the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders. Representations and warranties may be used as a tool to allocate risks between the parties to the Agreement, including where the parties do not have complete knowledge of all facts. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Agreement or any of their respective affiliates.
The information contained in this filing, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. In particular, statements containing estimates or projections of future operating or financial performance are not historical facts, and only represent a belief based on various assumptions, all of which are inherently uncertain. Forward-looking statements reflect the current views of management and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, factors relating to (1) the risk that the businesses of Esmark and the Company will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) the ability of Esmark, New Esmark and the Company to realize the expected benefits from the combination, including expected operating efficiencies, synergies, cost savings and increased productivity, and the timing of realization of any such expected benefits; (3) lower than expected operating results for the Company prior to the combination and for combined entity after the combination; (4) the risk of unexpected consequences resulting from the combination; (5) the ability of the combined entity to operate successfully within a highly cyclical industry; (6) the extent and timing of the entry of additional competition in the markets in which the combined entity will operate; (7) the risk of decreasing prices for steel and steel related products; (8) the risk of significant supply shortages and increases in the cost of raw materials, especially carbon slab supply, and the impact of rising natural gas prices; (9) rising worldwide transportation costs due to historically high and volatile oil prices; (10) the ability of the combined entity to complete, and the cost and timing of, capital improvement projects; (11) increased competition from substitute materials, such as aluminum; (12) changes in environmental and other laws and regulations to which the companies are subject; (13) adverse changes in interest rates and other financial market conditions; (14) changes in United States trade policy and governmental actions with respect to imports, particularly with respect to restrictions or tariffs on the importation of carbon slabs; and (15) political, legal and economic conditions and developments in the United States and in foreign countries in which the combined entity will operate. There is no guarantee that the expected events, trends or results will actually occur. The statements are based on many assumptions and factors, and any changes in such assumptions or factors could cause actual results to differ materially from current expectations. Esmark, New Esmark and the Company assume no duty to update forward-looking statements. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained in the Company’s filings with the SEC.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Combination, dated as of March 16, 2007, among Clayton Acquisition Corporation, Wheeling-Pittsburgh Corporation, Wales Merger Corporation, Esmark Incorporated and Clayton Merger, Inc. (filed herewith) (Exhibits and Disclosure Schedules have been omitted and shall be furnished to the SEC upon request)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELING-PITTSBURGH CORPORATION

By:	/s/ David A. Luptak

David A. Luptak Executive Vice President, General Counsel and Secretary
Dated: March 22, 2007